EXHIBIT 99.1

Craig Conti Named Executive Vice President and Chief Financial Officer of Century Aluminum
Chicago, July 16, 2018 (GLOBE NEWSWIRE) - Century Aluminum Company (NASDAQ: CENX) announced today that it has hired Craig C. Conti as Executive Vice President and Chief Financial Officer. Mr. Conti will join the Company on July 30, 2018 and will report directly to Century’s Chief Executive Officer. He is presently Corporate Vice President of Financial Planning and Analysis of Illinois Tool Works (ITW) and previously served as Chief Financial Officer of ITW’s welding segment. Before joining ITW, Mr. Conti spent fifteen years in increasingly responsible positions at General Electric Company, including serving as Vice President of Finance for GE Capital’s Rail Services business and Chief Financial Officer of Global Services for GE Transportation.
Mr. Conti is a graduate of Siena College and holds an M.B.A. from Northwestern University - Kellogg School of Management.
Michael Bless, President and Chief Executive Officer, commented, “We are excited about the value Craig will bring. Throughout his career, he has demonstrated proficiency in helping businesses achieve high levels of efficiency and productivity. He shares our commitment to building high performing teams and helping individuals achieve their uppermost potential. My colleagues and I look forward to the contributions Craig will make as part of the Century Aluminum team.”
Dissemination of Company Information
Century intends to make future announcements regarding Company developments and financial performance through its website, www.centuryaluminum.com.
About Century Aluminum
Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Chicago, IL. Visit www.centuryaluminum.com for more information.
Cautionary Statement
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements about future events and are based on our current expectations. These forward-looking statements may be identified by the words "believe," "expect," "hope," "target," "anticipate," "intend," "plan," "seek," "estimate," "potential," "project," "scheduled," "forecast" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," "might," or "may."
Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Given these uncertainties, investors are cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts
Peter Trpkovski
(Investors and media)
312-696-3112

Source: Century Aluminum Company